UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2023

Perspective Therapeutics, Inc. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320, Seattle, Washington 98121
(Address of Principal Executive Offices) (Zip Code)

(206) 676-0900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2023, Isoray Medical, Inc. (“Medical”), a Delaware corporation and wholly-owned subsidiary of Perspective Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Medical, the Company, and GT Medical Technologies, Inc., a Delaware corporation (“GT Medical”). GT Medical is a privately-held medical device company dedicated to improving the lives of patients with brain tumors. The Company entered into the Asset Purchase Agreement as sole stockholder of Medical and as Seller Parent as that term is defined in the Asset Purchase Agreement.

Subject to the satisfaction or waiver of the conditions set forth in the Asset Purchase Agreement, Medical will sell to GT Medical, and GT Medical will purchase from Medical, all of Medical’s right, title and interest in and to substantially all of the assets of Medical related to Medical’s commercial Cesium-131 business (the “Business”) including equipment, certain contracts, inventory and intellectual property (the “Asset Purchase”). Subject to limited exceptions set forth in the Asset Purchase Agreement, GT Medical is not assuming the liabilities of Medical.

Pursuant to the terms of, and subject to the conditions specified in, the Asset Purchase Agreement, upon consummation of the Asset Purchase (the “Closing”), (i) GT Medical will issue to Medical shares of GT Medical’s common stock, par value $0.0001 per share, representing 0.5% of GT Medical’s issued and outstanding capital stock on a fully diluted basis as of the Closing (the “Stock Consideration”) and (ii) Medical will have the right to receive, and GT Medical will be obligated to pay, certain cash royalty payments during each of the first four years beginning upon the date of the Closing (each such year, a “Measurement Period”), as summarized below:

●
with respect to GT Medical’s net sales of Cesium 131 brachytherapy seeds for cases that do not utilize GT Medical’s GammaTile Therapy: (a) if such net sales for a Measurement Period are $10 million or less, 3.0% of such net sales; (b) if such net sales for a Measurement Period are greater than $10 million and less than $15 million, 4.0% of such net sales; and (c) if such net sales for a Measurement Period are $15 million or more, 5.0% of such net sales; and

●	with respect to GT Medical’s net sales of GT Medical’s GammaTile Therapy utilizing Cesium 131 brachytherapy seeds: 0.5% of such net sales for a Measurement Period.

The Stock Consideration has no registration rights and transfers of the Stock Consideration are subject to a right of first refusal on behalf of the other stockholders of GT Medical and GT Medical as further described in the Asset Purchase Agreement.

The consummation of the Asset Purchase is subject to the parties mutually obtaining the necessary operating permits and licenses to operate the Business after Closing, at least one Key Employee, as defined in the Asset Purchase Agreement, entering into an employment offer letter and not expressing prior to the Closing any intention to rescind or repudiate such offer letter or terminate employment with GT Medical or its affiliates following the Closing, and certain other customary closing conditions to Closing.

Medical also has agreed that, for the period commencing on the date of the Closing and continuing until the third anniversary thereof, neither it nor any of its affiliates will, directly or indirectly, operate, perform or have any ownership interest in any business that designs, develops, manufactures, markets, sells, installs or distributes products that are competitive with the activities of the Cesium-131 business, which is defined as the manufacturing, refinement, commercialization, use, marketing, sale, and distribution of Cesium-131 and brachytherapy seeds containing Cesium-131.

The Asset Purchase Agreement also includes customary termination provisions, including that, in general, either party may terminate the Asset Purchase Agreement if the transaction has not been consummated by March 31, 2024, or if any governmental authority issues any order that restrains, enjoins or otherwise prohibits or prevents the transaction. Likewise, either party may terminate the Asset Purchase Agreement if the other party has breached any representation, warranty, covenant, obligation or agreement which would reasonably be expected to cause any of the conditions to closing to not be satisfied prior to the Closing, subject, in some cases, to the opportunity of the breaching party to cure such breach.

The respective Board of Directors of Medical, the Company, and GT Medical have approved the Asset Purchase Agreement and the transactions contemplated therein.

The representations and warranties contained in the Asset Purchase Agreement were made solely for the benefit of the parties thereto. Persons not party to the Asset Purchase Agreement, including, without limitation, the Company’s stockholders and other investors, should not rely on the representations and warranties contained in the Asset Purchase Agreement, or any descriptions thereof, including those contained in this Current Report on Form 8-K, as characterizations of the actual facts or conditions applicable to the Company, Medical, GT Medical or any of their respective affiliates. The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference into this item 1.01.

Item 8.01	Other Events

On December 12, 2023, the Company issued a press release announcing the execution of the Asset Purchase Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Asset Purchase Agreement, dated December 7, 2023, by and among Isoray Medical, Inc., GT Medical Technologies, Inc., and Perspective Therapeutics, Inc.
99.1	Press Release dated December 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2023

Perspective Therapeutics, Inc., a Delaware corporation

By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor, CEO